EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of United Shipping & Technology, Inc. on Form S-8 of our report dated August 13, 1999, except for Notes 2 and 15, as to which the date is September 9, 1999, appearing in the Annual Report on Form 10-KSB of United Shipping & Technology, Inc. for the year ended June 30, 1999.


/s/ Lurie, Besikof, Lapidus & Co., LLP
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Lurie, Besikof, Lapidus & Co., LLP


Minneapolis, Minnesota
June 26, 2000